UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

HAPC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2007, HAPC, INC., a Delaware corporation (“HAPC”), entered into Amendment No. 4 (the “Amendment”) to the Stock Purchase Agreement, dated as of September 29, 2006, as amended by Amendment No. 1, dated as of April 30, 2007, Amendment No. 2, dated as of June 29, 2007 and Amendment No. 3, dated as of July 31, 2007 (collectively, the “Stock Purchase Agreement”) with and among Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. (“InfuSystem”) and I-Flow Corporation (“I-Flow”).

HAPC had previously announced the intent of the parties to enter into the Amendment on September 12, 2007, on which date the parties entered into a non-binding Memorandum of Intent (the “MOI”) regarding the Amendment, which MOI was subject to approval by the Boards of Directors of all parties and execution of definitive documentation. Such approval was obtained in connection with the Amendment, and the definitive Amendment has been executed and delivered by the respective officers of the parties.

The original purchase price payable by HAPC to I-Flow for all of the issued and outstanding capital stock of InfuSystem was $140,000,000, subject to certain working capital adjustments, as set forth in the Stock Purchase Agreement. The original $140,000,000 purchase price was to be paid in cash or a combination of (i) a secured promissory note (the “Promissory Note”) payable to I-Flow in an amount equal to $55,000,000 plus the amount actually paid to HAPC’s stockholders who exercise their conversion rights, but not to exceed $75,000,000 (the “Maximum Amount”) and (ii) an amount of cash equal to $65,000,000 plus the difference between the Maximum Amount and the actual principal amount of the Promissory Note.

Pursuant to the Amendment, the new purchase price is $100,000,000 (subject to the existing working capital adjustments in the Stock Purchase Agreement), plus a contingent payment right of up to a maximum of $12,000,000 million (the “Earn-Out”).

The $100,000,000 portion of the amended purchase price is payable at closing of the acquisition in cash or a combination of (i) an amount of cash equal to $85,000,000 less the amount actually paid to HAPC’s stockholders who exercise their conversion rights (the “HAPC Shareholder Return Amount”) and (ii) a secured promissory note with a principal amount equal to $15,000,000 plus the HAPC Shareholder Return Amount.

The Earn-Out provides that HAPC will make an additional cash payment (the “Additional Payment”) to I-Flow of up to $12,000,000 based on HAPC’s audited consolidated net revenues for its fiscal year ended December 31, 2010 (“FY 2010”).

If HAPC’s consolidated revenues for FY 2010 are less than 2.744 times InfuSystem’s 2007 net revenues, excluding InfuSystem’s revenues related to I-Flow’s ON-Q® product line (the “40% CAGR Target”), no Additional Payment will be due.

If HAPC’s consolidated revenues for FY 2010 equal or exceed 3.375 times InfuSystem’s 2007 net revenues, excluding InfuSystem’s revenues related to I-Flow’s ON-Q® product line (the “50% CAGR Target”), I-Flow will receive the full $12,000,000 Additional Payment.

If HAPC’s consolidated net revenues for FY 2010 are between the 40% and 50% CAGR Targets, I-Flow will receive an Additional Payment equal to $3,000,000 plus a pro rata portion of the remaining $9,000,000.

The Amendment affirms HAPC’s obligation to pay a “Ticking Fee” (between approximately $1,042 and $2,083 per day) from September 29, 2006 until the earlier of the closing of the acquisition, the termination of the Stock Purchase Agreement, or HAPC’s notice to I-Flow that, because alternative financing has been secured by HAPC, the Promissory Note to I-Flow will no longer be required.

The Amendment affirms the obligation of HAPC to pay at the closing, if HAPC executes and delivers the Promissory Note, a facility fee equal to the sum of (i) $1,375,000 plus (ii) 2.5% of the excess of the actual principal amount of the Promissory Note over $15,000,000. Technical revisions were made in the Amendment to preserve these obligations of HAPC, notwithstanding the reduction in the purchase price.

The Amendment also extends the termination date of the transaction. Prior to the Amendment, the Stock Purchase Agreement could have been terminated at any time prior to the closing of the transactions contemplated therein by HAPC or I-Flow, if the closing of the acquisition had not occurred by October 1, 2007. Pursuant to the terms of the Amendment, such termination date was extended to October 22, 2007.

The Amendment provides that HAPC may not assign the obligation to make the Additional Payment to any third party, including in connection with a change in control of HAPC as a result of a merger, reorganization or sale of substantially all of its assets, without the prior consent of I-Flow, which may not be unreasonably withheld, delayed or conditioned.

        In the event that HAPC undergoes a change in control as a result of a merger, reorganization or sale of substantially all its assets or there is a change in ownership of 50% or more of the voting capital stock of HAPC, I-Flow may require that the successor entity controlling HAPC unconditionally assume all of HAPC’s obligations under the Stock Purchase Agreement. In the event that, I-Flow’s prior written consent is not so obtained or, the successor entity does not so assume all of HAPC’s obligations under the Stock Purchase Agreement, the maximum Earn-Out of $12,000,000 will become immediately due and payable by HAPC to I-Flow.

Finally, the Amendment provides that HAPC shall reimburse to I-Flow, at the earlier of the Closing or October 31, 2007, all out-of-pocket expenses incurred by I-Flow associated with the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 19, 2007, HAPC issued a press release announcing the execution of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

Additional Information and Where to Find It

HAPC filed its Definitive Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2007 and mailed the Definitive Proxy Statement to stockholders of record as of August 6, 2007 on August 8, 2007. In connection with the Amendment, HAPC filed a supplement to its Definitive Proxy Statement (the “Supplement”) with the SEC on September 18, 2007 and mailed the Supplement to stockholders of record as of August 6, 2007 on or about September 18, 2007. HAPC’s stockholders are urged to read the Definitive Proxy Statement, the Supplement and other relevant materials as they contain important information about the acquisition of all of the issued and outstanding capital stock of InfuSystem. HAPC stockholders may obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HAPC, INC., 350 Madison Avenue, New York, New York 10017, Tel: (212) 418-5070.

HAPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HAPC in connection with the proposed acquisition of InfuSystem. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the Definitive Proxy Statement described above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.
10.1

Amendment No. 4, dated as of September 18, 2007, to the Stock Purchase Agreement, dated as of September 29, 2006, by and among HAPC, INC., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation

99.1	Press Release issued by HAPC, INC. on September 19, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ Erin Enright
Name:	Erin Enright
Title:	Chief Financial Officer

Dated: September 21, 2007

Index to Exhibits

Exhibit No.
10.1

Amendment No. 4, dated as of September 18, 2007, to the Stock Purchase Agreement, dated as of September 29, 2006, by and among HAPC, INC., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation

99.1	Press Release issued by HAPC, INC. on September 19, 2007